Exhibit 99

KFX INC. ANNOUNCES THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

DENVER, November 7, 2005 -- KFx Inc. (Amex: KFX) today reported financial results for the third quarter of 2005.  The loss from operations for the third quarter of 2005 was $4.9 million or $0.07 per diluted share compared with $1.8 million or $0.03 per diluted share in the corresponding 2004 period.  The loss from operations for the nine months ended September 30, 2005 was $11.7 million or $0.18 per diluted share compared to $4.3 million or $0.08 per diluted share for the same period ended 2004.  Results for both periods reflect higher general and administrative and other expenses as the company nears production at its 750,000 TPY K-Fuel™ plant and KFx mine project.

Recent Developments
During the third quarter of 2005, we strengthened our Executive management team with the addition of Mark Sexton as Chief Executive Officer and Kevin Collins as Executive Vice President: Finance & Strategy.  Ted Venners, who served as Chairman and CEO of KFx since its inception, is Chairman and Chief Technology Officer and Robert I. Hanfling remains President and COO.  Mr. Sexton brings his track record of growing and transitioning a small, independent energy company, located in the heart of western coal and coal bed methane reserves, into a highly profitable production company.

We also entered into an Option Agreement for long-term Coal Supply and Site Lease Agreements with Buckskin Mining Company, a wholly-owned subsidiary of Kiewit Mining Group Inc., for the construction and operation of a 4 million ton per year (TPY) K-Fuel™ plant located at the Buckskin mine in the Powder River Basin (“PRB”).  Initial permitting and engineering for the Buckskin Mine site have begun.

Subsequent to the end of the third quarter, KFx, Arch Coal, Inc. and Thunder Basin Coal Company, LLC, a subsidiary of Arch Coal, Inc. (“Arch Coal”) announced the signing of a Master Agreement which incorporates long-term, market-based coal supply, a site lease, and operating agreements that provide for the construction and operation of an 8 million TPY K-Fuel™ plant located at Arch’s Coal Creek Mine in the PRB in Wyoming.  The companies also executed a Surface Access and Use Agreement which provides KFx the right to immediately access certain land at Arch’s Coal Creek Mine.  As part of the transaction, Arch also entered into a Stock Purchase and Warrant Agreement which allows Arch to increase its current equity interest in KFx and provides Arch the right to make further equity investments in KFx during the development process.

KFx Inc. | 55 Madison Street | Suite 500 | Denver, Colorado 80206 | Tel: (303) 293-2992 | Fax: (303) 293-8430

Results of Operations
General and Administrative:  Employee-related costs of $1.8 million drove the bulk of the increase for general and administrative expenses in the third quarter 2005 compared to $505,000 in employee-related costs in the third quarter 2004.  For the nine months ended September 30, 2005 employee-related costs were $4.8 million versus $1.6 for the same period in the prior year.  The increases are primarily related to non-cash expense for equity compensation in the amount of $807,000 and $1.9 million for the three and nine months ended September 30, 2005, respectively.  Additionally, we recognized higher total salaries and related costs as we hired more employees at our corporate and plant offices and from an acquisition that occurred in March 2005.

Mine and plant expenses:  Mine and plant costs were $231,000 and $1.3 million for the three and nine months ended September 30, 2005.  Mine expenses include costs associated with security, Mine Safety and Health Association (“MSHA”) regulatory compliance, property taxes, reclamation obligation accretion expense and other costs necessary to maintain a non-operating open-pit coalmine.  Additionally, these expenses include payments associated with evaluating the potential for utilizing our coalmine to provide feedstock to our K-Fuel™ plant such as: maintenance to the pit roads, coal testing, and other feasibility study costs.  Plant expenses include pre-operating costs incurred to prepare our 750,000-ton plant for operations, such as: hiring and training personnel for the operation of our plant, establishing health and safety plans, developing environmental compliance plans, defining operating manual procedures and other administrative costs.  Plant expenses also include administrative personnel, office supplies, utilities, and vehicle maintenance.

Research and Development:  Research and development costs in the third quarter ended 2005 were $538,000 compared to $196,000 for the third quarter ended 2004.  For the nine months ended September 30, 2005, research and development costs were $1.1 million versus $445,000 for the nine months ended September 30, 2004.  The majority of the increase for the third quarter and the nine months ended September 30, 2005 was attributed to new technology development, feasibility studies for future large-scale K-Fuel™ plant sites, including a $100,000 payment to Kiewit for pre-commercial feasibility site work at the Buckskin coalmine and an increase in the number of employees and related overhead in our laboratory facilities at our Gillette, Wyoming and Ohio locations.

Depreciation and Amortization:  Depreciation and amortization expense was $188,000 for the third quarter ended 2005 compared to $115,000 during the same period ended 2004.  For the nine months ended September 30, 2005 depreciation and amortization expenses were $542,000 compared to $296,000 for the nine months ended September 30, 2004.  The increase from 2004 is primarily attributable to new assets placed into service during 2005 and late in the second quarter of 2004, including an acquisition in March 2005 and Landrica assets acquired in May 2004.

Bad Debt Expense:  During the third quarter of 2005, management established a reserve on the note receivable from Pegasus in the amount of $1.3 million, or $0.02 per diluted share.

Revenue:  The majority of the revenue increase quarter-over-quarter and year-over-year is attributed to recognition of revenue of $768,000 thus far in 2005 from the $7.5 million up-front non-refundable license fee received in December 2004 from Cook Inlet Coal.

Other Income:  Other income was $499,000 during the three months ended September 30, 2005 as compared to $173,000 for the same period ended in the prior year.  For the nine months ended September 30, 2005, other income was $1.4 million as compared to $548,000 for the same period ended in the prior year.  The majority of the increase is attributed to interest income; our cash balance was significantly higher for the nine months ended in 2005 compared to the same period ended 2004.

750,000 TPY K-Fuel™ Plant and KFx Mine Project Update
Through the end of third quarter of 2005, the total cumulative expenditures on the 750,000 TPY K-Fuel™ plant and KFx mine project have been $54.4 million.  We anticipate spending an additional $19 to $25 million to complete the project, not including the expected expenditures to convert the plant’s steam supply to a coal-fired boiler.  The costs to complete the project are based on improvements in the scope of construction, project expansion, commissioning plans and operations.  Consequently, we expect to spend a total of $73.4 – 79.7 million on the project.  With a cash balance of $46.7 million at the end of the third quarter of 2005, we believe our cash on hand is sufficient to cover the remaining project costs as well as fund payments of key long-lead items related to future plant sites at the Coal Creek and Buckskin mines.

Substantial completion of construction and initial production testing from our 750,000 TPY K-Fuel™ plant and KFx mine project in the PRB, in Gillette, Wyoming is targeted for year end 2005.

Estimated Project Costs by Item	Low	High

	(in millions)
750,000-ton plant and operating equipment	$65.0	$69.0

Train loadout silo	3.8	4.2
Mine and site improvements	2.6	4.0
Start up and other costs	2.0	2.5

Total other costs	8.4	10.7

Total estimated project costs	$73.4	$79.7

Conference Call
KFx will host a conference call tomorrow, Tuesday, November 8 at 9:00 a.m. MST (11:00 a.m. EST) with investors, analysts and other interested parties.  Investors can access the conference call via a live webcast on the company’s website, www.kfx.com, or by dialing 1-877-234-1973 - Access code is 6635841 or KFx Inc. Conference Call.  Investors calling from international locations should dial 973-582-2700.

An on-line archive of the call will be available at www.kfx.com for thirty days.  Additionally, a replay of the call will be available by dialing 877-519-4471 (domestic) or 973-341-3080 (International), passcode 6635841, through November 15, 2005.

About KFx
 KFx provides energy, environmental and economic solutions to electricity generating and industrial users of coal boilers.   Through our K-Fuel™ technology, we transform subbituminous coal and lignite into cleaner energy supplies.  Our K-Fuel™ technology uses pressure and heat to physically and chemically transform subbituminous coal and lignite with a low heat value into coal with a higher heat value.  In addition, the process removes certain impurities, including mercury and sulfur and reduces the emissions of nitrous oxides.  We primarily offer this product to coal-fired electric generating units and industrial coal users in the United States and Internationally.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:	KFx Inc., Denver, CO
Analyst Contact: Andreas Vietor, 303-293-2992
or
Brainerd Communicators, Inc.
Media Contact: Brian Schaffer, 212-986-6667

KFX INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004

	(in thousands)

Assets
Current assets:
Cash and cash equivalents	$46,669	$79,381
Other current assets	778	1,295

Total current assets	47,447	80,676
Restricted cash	3,400	3,400
Plant construction in progress	55,090	20,094
Property and equipment, net of accumulated depreciation	4,702	3,427
Other assets	3,002	4,707

	$113,641	$112,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,197	$2,657
Accrued liabilities	9,293	4,217
Other current	254	199

Total current liabilities	10,744	7,073
Deferred revenue, less current portion	6,756	7,538
Asset retirement obligation	3,529	3,400
Deferred rent and other liabilities, less current portion	399	33

Total liabilities	21,428	18,044

Stockholders’ equity:
Total stockholders’ equity	92,213	94,260

	$113,641	$112,304

KFX INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

 Three Months Ended
 September 30,

 Nine Months Ended
 September 30,

 2005

 2004

 2005

 2004

 (in thousands, except for per share data)

 Operating revenues:

       License revenue

 $

 5

 $

 —

 $

 782

 $

 —

       Consulting and other

 95

 5

 171

 22

              Total operating revenue

 100

 5

 953

 22

 Operating expenses:

       General and administrative

 3,172

 1,619

 9,441

 3,960

       Mine and plant

 231

 67

 1,317

 86

       Research and development

 538

 196

 1,136

 445

       Depreciation and amortization

 188

 115

 542

 296

       Cost of license and consulting revenue

 71

 2

 422

 4

       Bad debt and asset impairment

 1,255

 —

 1,255

 45

              Total operating expenses

 5,455

 1,999

 14,113

 4,836

 Operating loss

 (5,355

 )

 (1,994

 )

 (13,160

 )

 (4,814

 )

 Other income (expense):

       Other (expense) income, net

 (6

 )

 66

 (16

 )

 207

       Interest income, net

 505

 107

 1,451

 341

              Total other income

 499

 173

 1,435

 548

 Net loss

 $

 (4,856

 )

 $

 (1,821

 )

 $

 (11,725

 )

 $

 (4,266

 )

 Basic and diluted net loss per common share

 $

 (0.07

 )

 $

 (0.03

 )

 (0.18

 )

 $

 (0.08

 )

 Weighted-average common shares outstanding

 66,397

 59,513

 65,767

 56,278

KFX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

 Nine Months Ended
 September 30,

 2005

 2004

 (in thousands)

 Operating activities:

       Net loss

 $

 (11,725

 )

 $

 (4,266

 )

       Adjustments to reconcile net loss to cash used in operating activities:

              Common stock, warrants and options issued for services and compensation

 2,509

 1,121

              Depreciation and amortization

 542

 296

              Bad debt and asset impairment

 1,255

 45

              Asset retirement obligation accretion

 104

 —

              Other

 72

 (39

 )

       Changes in operating assets and liabilities:

              Receivable from related party

 750

 —

              Prepaids and other assets

 (233

 )

 64

              Deferred revenue and other current obligations

 (702

 )

 (14

 )

              Accounts payable and accrued liabilities

 (856

 )

 (2,647

 )

 Cash used in operating activities

 (8,284

 )

 (5,440

 )

 Investing activities:

       Purchases of plant construction in progress

 (30,419

 )

 (5,570

 )

       Purchases of property and equipment

 (703

 )

 —

       Cash paid on acquisition of business, net of cash acquired

 (573

 )

 (523

 )

       Increase in restricted cash

 —

 (2,729

 )

       Collections on notes receivable

 377

 237

       Patent acquisition and pending patent applications

 (68

 )

 (62

 )

 Cash used in investing activities

 (31,386

 )

 (8,647

 )

 Financing Activities:

       Proceeds from exercise of options and warrants

 7,167

 21,167

       Proceeds from issuance of common stock

 —

 1,995

       Payments on notes payable

 (209

 )

 (6

 )

 Cash provided by financing activities

 6,958

 23,156

 (Decrease) increase in cash and cash equivalents

 (32,712

 )

 9,069

 Cash and cash equivalents, beginning of period

 79,381

 23,701

 Cash and cash equivalents, end of period

 $

 46,669

 $

 32,770